Fourth Quarter Fiscal 2021 Earnings SUPPLEMENTAL slides August 5, 2021 Exhibit 99.2

Safe Harbor Statement This presentation contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including our expectations regarding the potential impacts on our business of the COVID-19 pandemic, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on our business operations and future results, including our first quarter fiscal 2022 business outlook; global supply chain disruptions and component shortages that are currently affecting the semiconductor industry as a whole; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein); and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

Fiscal Year 2021 Highlights Financial Highlights for FY2021 Record GAAP and Non-GAAP gross margins Record Non-GAAP Net Income and EPS Record cash flow from operations of $319 million, cash of $836 million on the balance sheet Non-GAAP Net Income up +53%; $316 million compared to $207 million in the prior year Business Highlights during FY2021 Strengthened our IoT portfolio with the acquisitions of DisplayLink and Wireless IoT IoT products became the largest revenue contributor with the fastest growth rate Introduced and first design wins with new PC products targeting Chromebook applications Three design wins with large Korean mobile phone OEM Product applications FY2021 actual compared to FY2020 actual: IoT up +83%; $581 million compared to $317 million in the prior year PC up +12%; $355 million compared to $318 million in the prior year Mobile down -42%; $404 million compared to $698 million in the prior year See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Q4’FY21 Highlights Financial Highlights for Q4’FY21 Revenue above midpoint of guidance range Record GAAP and non-GAAP gross margin Non-GAAP gross margin at the high-end of guidance range; eight sequential quarters of improvement Non-GAAP net income and EPS above the high-end of guidance range Cash flow from operations of $105 million, cash of $836 million on the balance sheet On June 1st, announced the redemption of all outstanding convertible notes ($525 million in principal value) Recent Business Highlights IoT products continue to grow rapidly; up +143% year-over-year Introduced industry’s lowest power fully integrated HDMI 2.1 protocol converter, certified by Intel for notebooks Automotive design wins now with 20 car maker OEMs, including many of the newest EV models Audio processor design wins enabling Microsoft Teams and Zoom collaboration platforms Third design win with a large Korean handset maker See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Q4’FY21 Financial Results See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures Year over Year Q1’19 Actual Q1’18 Actual Delta $ Delta %

Q4’FY20 and Q4’FY21 Results vs Q4’FY21 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Q4’FY21 Cash & Debt Debt amounts presented above are as of the end of each quarter presented and represent the balances due to third parties and exclude discount & debt issuance cost adjustments as presented on our balance sheet. $ Millions

Q4’FY21 Balance Sheet Balances are as of the end of each quarter presented Debt, net balance reflects debt net of discount and debt issuance costs

Q1’FY22 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Revenue Trend $ Millions Guidance Mid-Point

Non-GAAP Net Income & EPS Fiscal Quarter Trend See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures Mid-Point Guidance $ Millions

GAAP to Non-GAAP Reconciliation Tables

GAAP to Non-GAAP Reconciliation Tables - continued

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